For the semi-annual period ended 06/30/01.
File number 811-04661
Prudential Global Total Return Fund, Inc.

SUB-ITEM 77 O

EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

Ia.

1.	Name of Issuer
	     Boston Properties Inc.

2.	Date of Purchase
	     10/25/2000

3.	Number of Securities Purchased
	     30,002

4.	Dollar Amount of Purchase
	     $1,171,875

5.	Price Per Unit
	     $39.06

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		Goldman Sachs

7.	Other Members of the Underwriting Syndicate

		Goldman, Sachs & Co.
		Morgan Stanley & Co.
Merrill Lynch
Prudential Securities Incorporated
Salomon Smith Barney Inc.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
Advest, Inc.
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Commerzbank Capital Markets Corp.
Credit Susse First Boston Corporation
		Dresdner Kleiwort Benson North America LLC
		A.G. Edwards & Sons, Inc.
		First Union Securities, Inc.
		FleetBoston Robertson Stephens Inc.
		Edward Jones
		Legg Mason Wood Walker, Incorporated
		McDonald Investments Inc.
		PaineWebber Incorporated
		RBC Dominion Securities Corporation
		Tucker Anthony Incorporated








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